UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): May 2, 2007

Advanced Medical Institute Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

000-29531	88-0409144
(Commission File Number)	(IRS Employer Identification No.)

Level 1, 204-218 Botany Road
Alexandria NSW 2015
Australia

(Address of principal executive offices and zip code)

(61) 2 9640 5253

 (Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Advanced Medical Institute Inc. (the “Company”) to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. The Company’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 1.01  Entry into a Material Definitive Agreement.

On May 2, 2007, Worldwide PE Patent Holdco Pty Limited (“Worldwide PE”), a wholly owned subsidiary of Advanced Medical Institute Inc. (the “Registrant”), entered into an Option Agreement (the “Option”) with AMI Group Limited, a privately owned company registered in the United Kingdom (“AMI UK”).

The Option grants AMI UK a right to enter into an exclusive license to use Worldwide PE’s intellectual property in the United Kingdom. AMI UK has paid Worldwide PE an upfront non-refundable fee of $50,000 to secure an initial period of four months to confirm the license which period may be extended for a further two months by AMI UK paying Worldwide PE a non-refundable extension fee of $50,000. During this initial six month period, AMI UK may elect to enter into a License Agreement (the “License”) by paying Worldwide PE an upfront non-refundable license fee of $1 million less the upfront fees paid to Worldwide PE prior to that date.

If AMI UK exercises its right to obtain an exclusive license, the term of the License will be five years, which period may be extended for two additional terms of five years each upon payment of an upfront extension fee of $1 million for each five year period. During the term of the License, AMI UK must also pay to Worldwide PE a royalty of 5% of gross sales with guaranteed minimum royalty payments applicable during each year of the term.

Pursuant to the License, for a period of one year, AMI UK may also elect to extend the territory for which the license applies to each of the following territories by paying the additional license fee specified below:

France and Monaco	1 million pound sterling (approximately $1.97 million)
Germany	1 million pound sterling (approximately $1.97 million)
Italy	1 million pound sterling (approximately $1.97 million)
Spain* and Andorra	1 million pound sterling (approximately $1.97 million)
The Netherlands, Belgium
and Luxembourg	1 million pound sterling (approximately $1.97 million)

*Spain includes Gibraltar for the purposes of the License

Pursuant to the License, in the event that Worldwide PE offers to license to a third party its intellectual property for use in a country in Western Europe, AMI UK has been granted a right of first refusal during the term of the License to acquire such license. The License will not require a waiver of the right by or the consent of AMI UK for AVMD or its subsidiaries to establish their own operations in the licensed territories.

A copy of the Option (which attaches a copy of the proposed License Agreement) is filed as Exhibit 10.1 hereto.

The description of the transactions contemplated by the Option and the License set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of each of the exhibits filed herewith and incorporated by this reference.

The information in this Report, including the exhibit, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. It shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

(c)	Exhibits.
Exhibit No.	Description
10.1	Option Agreement dated May 2, 2007.
99.1	Press Release dated May 3, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MEDICAL INSTITUTE INC.

By:	/s/ Jack Vaisman
Name: Jack Vaisman
Title: Chief Executive Officer

Dated: May 3, 2007

EXHIBIT INDEX

Exhibit No.	Description
10.1	Option Agreement dated May 2, 2007.
99.1	Press Release dated May 3, 2007.